UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2016

RETROPHIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36257	27-4842691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12255 El Camino Real, Suite 250 San Diego, CA		92130 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (760) 260-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2016, Retrophin, Inc. (the “Company”) entered into a Retirement and Transition Agreement (the “Transition Agreement”) with Margaret Valeur-Jensen, Ph.D., the Company’s General Counsel, that supersedes and waives certain provisions of the Employment Agreement, dated March 2, 2015, between the Company and Dr. Valeur-Jensen (the “Employment Agreement”).

Pursuant to the Transition Agreement, Dr. Valeur-Jensen will continue to be employed as General Counsel of the Company through the Company’s hiring and transition to a new General Counsel, but in no event later than December 31, 2016. During such period of employment, Dr. Valeur-Jensen will remain eligible to participate in any Company-sponsored benefit program.

Pursuant to the Transition Agreement, Dr. Valeur-Jensen will be eligible to receive an annual incentive bonus for calendar years 2015 and 2016, each in accordance with the terms of the Employment Agreement; provided, however, that any annual incentive bonus for calendar year 2016 will be pro rated for the number of full calendar months Dr. Valeur-Jensen is employed by the Company during such year. Furthermore, if the Company terminates Dr. Valeur-Jensen’s employment without “cause” (as defined in the Employment Agreement), Dr. Valeur-Jensen shall be entitled to receive (i) a lump sum payment in an amount equal to the base salary that otherwise would have been payable to Dr. Valeur-Jensen through December 31, 2016, and (ii) a lump sum payment in an amount equal to Dr. Valeur-Jensen’s target bonus amount for 2016 (provided, that if such termination occurs before Dr. Valeur-Jensen receives her annual incentive bonus for 2015, Dr. Valeur-Jensen shall also receive a lump sum payment in an amount equal to Dr. Valeur-Jensen’s target bonus amount for 2015).

The Transition Agreement also provides that Dr. Valeur-Jensen will be granted a restricted stock unit award covering 50,000 shares of the Company’s common stock (the “RSU Award”). 25,000 shares subject to the RSU Award will vest on the earlier of (i) the date the Company resolves its current litigation with the Company’s former Chief Executive Officer and (ii) December 31, 2016. The remaining 25,000 shares subject to the RSU Award will vest on the earlier of (i) the Company’s successful transition of Dr. Valeur-Jensen’s duties to a new General Counsel and (ii) December 31, 2016 (such earlier date, the “Retirement Milestone”). As a condition to receipt of the RSU Award and again as a condition to the trigger of the Retirement Milestone, Dr. Valeur-Jensen has agreed to execute a general release of claims against the Company.

Pursuant to the Transition Agreement, Dr. Valeur-Jensen waives all rights to receive any severance benefits that are provided for in the Employment Agreement, and acknowledges that she will not be entitled to receive any additional equity awards from the Company, other than the RSU Award.

The foregoing description of the terms of the Transition Agreement is qualified in its entirety by reference to the Transition Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Retirement and Transition Agreement, dated February 1, 2016, by and between Retrophin, Inc. and Margaret Valeur-Jensen, Ph.D.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETROPHIN, INC.

Dated: February 2, 2016	By:	/s/ Stephen Aselage
	Name:	Stephen Aselage
	Title:	Chief Executive Officer